Exhibit 99.3

WILLBROS GROUP, INC.

	CONTACT:	Michael W. Collier
Vice President, Investor Relations
NEWS RELEASE		Willbros USA, Inc.
(713) 403-8016

Connie Dever
Director, Strategic Planning
Willbros USA, Inc.
FOR IMMEDIATE RELEASE		(713) 403-8035
WILLBROS REPORTS FINAL RESULTS FOR SECOND QUARTER 2007
HOUSTON, TX — August 9, 2007 — Willbros Group, Inc. (NYSE: WG) today filed its Form 10-Q for the period ended June 30, 2007, which reported its final results, including discontinued operations. In our August 7, 2007 press release, the Company discussed the results from continuing operations. The results from discontinued operations were not discussed at that time because the Company was considering certain accounting issues regarding the sale of our Nigerian operations and the agreement in principle for the Global Settlement Agreement (see further information below) that we are currently finalizing with the Nigerian purchaser. The information provided below is thus entirely supplemental to our August 7, 2007 press release and there has been no change in our results from continuing operations as previously reported. Revenue for the second quarter 2007 was $156.7 million, compared to first quarter revenue of $206.7 million. The net loss for the second quarter was $44.2 million or $1.61 per share, including a loss from discontinued operations of $3.9 million or $0.14 per share. The attached tables include the final results for second quarter 2007, including reconciliations of non-GAAP financial measures discussed in the press release issued August 7, 2007 and the conference call on the same date.
Discontinued Operations
Willbros reported that it was close to finalizing negotiations, in the form of a Global Settlement Agreement, with Ascot Offshore Nigeria Limited (“Ascot”), the purchaser of its former franchise in Nigeria, to resolve certain important post closing matters, including primarily the working capital purchase price adjustment and certain indemnity issues. Based on the agreement in principle with Ascot on these negotiations, as of June 30, 2007, the Company increased liabilities at June 30, 2007 related to sale contingencies by $3.6 million to $25 million. The Company has recognized a loss of $1.3 million on the sale of its Nigerian assets and operations. Upon completion of this Global Settlement Agreement, Willbros believes its remaining risk associated with its former Nigerian operations will be significantly reduced.
Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering, construction and engineering, procurement and construction (“EPC”) services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including those discussed above and such things as the potential for additional investigations; the possible losses arising from the discontinuation of operations and the sale of the Nigeria assets; fines and penalties by government agencies; the outcome of the current Securities and Exchange Commission, Office of Foreign Assets Control and Department of Justice investigations; the identification of one or more other issues that require restatement of one or more prior period financial statements; the existence of material weaknesses in internal controls over financial reporting; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company’s loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.
TABLES TO FOLLOW
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WILLBROS GROUP, INC.
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Statement of Operations Data
Contract revenue
Construction	$111,949	$87,235	$282,654	$166,383
Engineering	20,801	19,924	40,456	35,405
EPC	23,993	11,969	40,342	24,927

	156,743	119,128	363,452	226,715
Contract cost
Construction	99,558	78,551	264,562	155,260
Engineering	14,543	15,734	30,132	29,306
EPC	23,768	11,462	37,007	22,644

	137,869	105,747	331,701	207,210
Contract income
Construction	12,391	8,684	18,092	11,123
Engineering	6,258	4,190	10,324	6,099
EPC	225	507	3,335	2,283

	18,874	13,381	31,751	19,505
Depreciation and amortization	4,310	2,924	7,766	5,915
General and administrative	13,422	11,636	24,847	22,041
Government fines and penalties	24,000	—	24,000	—

Operating loss	(22,858)	(1,179)	(24,862)	(8,451)

Other income (expense):
Interest — net	(187)	(1,787)	(1,077)	(3,423)
Other — net	(502)	(452)	(692)	(327)
Loss on early extinguishment of debt	(15,375)	—	(15,375)	—

	(16,064)	(2,239)	(17,144)	(3,750)

Loss before income taxes	(38,922)	(3,418)	(42,006)	(12,201)
Provision for income taxes	1,457	1,686	1,712	1,432

Loss from continuing operations	(40,379)	(5,104)	(43,718)	(13,633)

Loss from discontinued operations	(3,860)	(33,048)	(12,368)	(29,113)

Net loss	$(44,239)	$(38,152)	$(56,086)	$(42,746)

Basic loss per share
Continuing operations	$(1.47)	$(0.24)	$(1.65)	$(0.63)
Discontinued operations	(0.14)	(1.53)	(0.47)	(1.36)

	$(1.61)	$(1.77)	$(2.12)	$(1.99)

Diluted loss per share
Continuing operations	$(1.47)	$(.24)	$(1.65)	$(.63)
Discontinued operations	(0.14)	(1.53)	(0.47)	(1.36)

	$(1.61)	$(1.77)	$(2.12)	$(1.99)

Cash Flow Data
Continuing operations:
Cash provided by (used in):
Operating activities	$13,346	$(8,692)	$6,006	$(10,426)
Investing activities	(25,911)	3,649	102,877	21,312
Financing activities	(17,907)	(3,400)	(22,092)	11,181
Foreign exchange effects	(636)	(158)	(453)	(118)
Discontinued operations	(6,569)	(16,432)	(16,219)	(45,866)

Other Data (Continuing Operations) (2)
Weighted average shares outstanding:
Basic	27,516	21,539	26,505	21,442
Diluted	27,516	21,539	26,505	21,442
EBITDA (2)	$(34,425)	$1,293	$(33,163)	$(2,863)
Capital expenditures	(8,334)	(1,594)	(10,836)	(5,157)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Reconciliation of Non-GAAP Financial Measure

EBITDA (2)
Net loss, continuing operations	$(40,379)	$(5,104)	$(43,718)	$(13,633)
Interest — net	187	1,787	1,077	3,423
Income taxes	1,457	1,686	1,712	1,432
Depreciation and amortization	4,310	2,924	7,766	5,915

EBITDA	$(34,425)	$1,293	$(33,163)	$(2,863)

Net loss before special items (3)
Net loss, continuing operations	$(40,379)	$(5,104)	$(43,718)	$(13,633)
Government fines and penalties	24,000	—	24,000	—
Loss on early extinguishment of debt	15,375	—	15,375	—

Loss before special items	$(1,004)	$(5,104)	$(4,343)	$(13,633)

Basic loss per share before special items
Continuing operations	$(1.47)	$(0.24)	$(1.65)	$(0.63)
Government fines and penalties	0.87	—	0.91	—
Loss on early extinguishment of debt	0.56	—	0.58	—

Loss per share before special items	$(0.04)	$(0.24)	$(0.16)	$(0.63)

	6/30/2007	3/31/2007	12/31/2006
Balance Sheet Data
Cash and cash equivalents	$107,762	$145,439	$37,643
Working capital	112,823	161,046	170,825
Total assets	406,568	410,714	588,254
Total debt	136,420	167,789	166,152
Stockholders’ equity	98,552	84,569	97,931

Backlog Data (1)
By Reporting Segment:
Construction	$808,617	$397,080	$320,461
Engineering	90,943	92,615	109,122
EPC	144,686	158,594	172,689

	$1,044,246	$648,289	$602,272

By Geographic Area:
North America	1,009,524	611,630	565,408
Middle East	34,722	36,659	36,864

	$1,044,246	$648,289	$602,272

(1)	Backlog is anticipated contract revenue from projects for which award is either in hand or assured.

(2)	EBITDA is earnings before net interest, income taxes and depreciation and amortization. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies. The Company believes EBITDA is a useful measure of evaluating its financial performance because of its focus on the Company’s results from operations before net interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net income is included in the exhibit to this release.

(3)	Loss before special items (and the related amounts per share), a non-GAAP financial measure, excludes special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the company and its performance relative to other engineering and construction companies.